SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                       Date of Report: December 19, 2001

                             TRENDWEST RESORTS, INC.
             (Exact name of registrant as specified in its charter)

         Oregon                    000-22979                93-1004403
(State or other jurisdiction   (Commission File No.)      (IRS Employer
   of incorporation)                                    Identification No.)

                               98052 Willows Road
                            Redmond, Washington 98052
                     (Address of principal executive office)

                                 (425) 498-2500
               (Registrant's telephone number including area code)

Item 9.  Regulation FD Disclosure

Press release issued December 19, 2001:

TRENDWEST RESORTS PROJECTS STRONG FOURTH QUARTER;
         ANNOUNCES 2002 PROJECTIONS

Company Projects FY 2001 Revenues and Net Income at Record Levels

REDMOND, Wash. - December 19, 2001 - Trendwest Resorts Inc. (Nasdaq: TWRI), a leader in the vacation ownership industry, today announced that it expects FY 2001 net income to reach record levels, approximately 26% ahead of FY 2000 results, on revenues in excess of $460 million.

Fourth Quarter 2001 estimates:

- Vacation Credit and Fractional Sales are estimated to reach $88.4 million, approximately 16% ahead of last year's fourth quarter;

- Net income is expected to be approximately $12.4 million, 16% ahead of last year's fourth quarter.

"This year's earnings growth began during the first quarter with strong revenues and is continuing as we near year end. We have noted a slowing of our growth momentum during this fourth quarter in reaction to the events of September 11th and tighter economic conditions, however, we expect to end the year well ahead of last year's levels," stated Bill Peare, President and CEO. "We believe our continued success reflects our focus on drive-to locations and a product that not only meets but also exceeds the expectations of today's consumers. We offer our vacation credit owners strong customer service and a respite from today's stress-filled world."

Company Projects Double-digit growth to continue in 2002

"Having achieved a leadership position in the industry, we believe that we are well positioned to meet the future," continued Peare. "Next year, we plan to focus our energies on deeper penetration within our existing sales markets and completing the resorts that are currently in various stages of development. During 2001, we opened 12 sales offices and brought seven resorts online while breaking ground on three new resorts. Next year, we will push toward greater efficiencies throughout our system with the goal of driving more sales dollars to the bottom line."

2002 Projections

-    Net Income projected to grow approximately 26% over FY 2001;

-    Total Revenues projected to grow approximately 17% over FY 2001.

2002 Revenue Projections

          U.S. Vacation credit sales - expected growth results from a full year's revenue at all sales offices and increasing same store sales. No new U.S. sales offices are planned in 2002.

          South Pacific Vacation credit sales - expected growth reflects the addition of one new sales office planned for the Sydney market in early 2002 and increasing same store sales.

          Fractional Interest sales - expected to come from the first phase of the South Lake Tahoe project, with the balance of the revenue from the Tahoe project recognized in 2003.

          Financing Income & Gains on Sales of Notes Receivable - expected to increase as a result of sales growth.

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

          Resort management services - expected to increase as a result of a dues increase to WorldMark owners in late 2001 and growth in the owner base.

Expense Projections

          Cost of Sales - as a percentage of 2002 Vacation credit sales, is expected to remain comparable to 2001 levels.

          Sales and marketing - expected to improve to 46% of Vacation credit sales in 2002, from 47% in 2001, as maturing stores become increasingly efficient and underperforming stores are improved or closed.

          General & Administrative & Other - as a percentage of total revenue in 2002 is expected to remain comparable to 2001 levels.

          Provision for doubtful accounts & recourse liability - is expected to increase to 7.7% of vacation credit sales for 2002, up from 7.5% in 2001, as a result of a changing sales mix and a continuation of current delinquency experience.


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
                   TRENDWEST RESORTS, INC.
                      AND SUBSIDIARIES
                 Projected Operating Results
                        2001 and 2002
           ($ in millions, except per share data)

                                                                          2001                           2002
                                                                       --------                       --------
Revenue Outlook
   Vacation Credit & Fractional Interest sales, net                     $ 403.4                        $ 471.0
   Financing Income & Gains on sales of Notes Receivable                   48.7                           55.0
   Resort management services                                               3.8                            7.6
   Other                                                                    7.3                           10.4
                                                                       --------                       --------
     Total revenues                                                       463.2                          544.0

Expense Outlook
   Vacation Credit & Fractional Interest cost of sales                    111.1                          130.1
   Sales and marketing                                                    190.4                          216.8
   Resort management services                                               1.5                            2.0
   General & Administrative & Other                                        42.8                           50.1
   Provision for doubtful accounts & recourse liability                    30.1                           36.4
                                                                       --------                       --------
     Total costs and operating expenses                                   375.9                          435.4
                                                                       --------                       --------
Income before income taxes                                                 87.3                          108.6
Income tax expense                                                         33.3                           40.6
                                                                       --------                       --------
     Net income                                                         $  54.0                         $ 68.0
                                                                       ========                       ========
Basic net income per common share (pre-split)                           $  2.14                         $ 2.68
Basic net income per common share (post-split*)                         $  1.42                         $ 1.79

Diluted net income per common share (pre-split)                         $  2.10                         $ 2.63
Diluted net income per common share (post-split*)                       $  1.40                         $ 1.76

Weighted average shares of common stock and
      dilutive potential common stock outstanding:
      Basic (pre-split)                                              25,277,021                     25,387,284
      Basic (post-split*)                                            37,915,532                     38,080,926

      Diluted(pre-split)                                             25,701,313                     25,811,576
      Diluted(post-split*)                                           38,551,970                     38,717,364

*Adjusted for a three-for-two stock split effective December 17, 2001

            Distribution of Net Income by Quarter
                                                                         2001                           2002
                                                                       --------                       --------
First Quarter                                                               22%                            18%
Second Quarter                                                              26%                            25%
Third Quarter                                                               29%                            29%
Fourth Quarter                                                              23%                            28%

                                                                       --------                       --------
Total                                                                      100%                           100%
                                                                       ========                       ========

"We are confident we can meet or exceed the projected results for 2001 and 2002 and want to clarify the expected per share earnings based on the 3 for 2 stock split that took effect December 17th," Peare concluded.

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

Trendwest Resorts, Inc., headquartered in Redmond, Washington, is a leader in the timeshare industry and recently ranked 33rd in Forbes List of 200 Best Small Companies. Through its exclusive relationships with WorldMark, the Club, and WorldMark South Pacific Club, the Company provides a flexible vacation ownership system, based on use of Vacation Credits. At September 30, 2001, Trendwest had 46 sales offices, and nearly 141,000 WorldMark and WorldMark South Pacific owners enjoyed over 2,640 condominium units at 47 resort locations in the United States, British Columbia, Mexico, Fiji and Australia. For more information visit Trendwest and WorldMark at www.trendwestresorts.com, and www.worldmarktheclub.com.

This press release contains forward looking statements concerning Trendwest's future revenues, expenses, the addition of new resorts, the results from sales offices and other statements about our plans, objectives, expectations and intentions and other statements that are not historical facts. These forward looking statements are based on current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.

Actual results may vary materially from those set forth in the forward looking statements contained in this press release due to, among other things, the following factors:

Our  revenues may not meet the projections because:

- we may not be able to obtain the amount of debt or equity financing required to finance our operations or the terms of such financing could be materially different than we have assumed;

- a prolonged recession in the U.S. or Australia could adversely affect our sales of vacation credits;

- a prolonged recession in the U.S. could cause delinquencies and defaults on our notes receivable to increase, thereby decreasing the amount of revenue from financing activities;

- an increase in interest rates could adversely affect our expected revenues from financing activities; and - our expected increases in sales from existing sales offices may not occur.

Our  expenses may be higher than anticipated because:

-    our costs of new resort development may exceed our estimates;

- our sales and marketing costs may need to be increased if we are not meeting our sales targets;

- we may not be able to reduce our overhead expenses in a timely manner if our revenue estimates are not being met; and

- our provision for doubtful accounts may be higher than estimated if the recession is prolonged and has an adverse effect on the credit quality of our receivables.

Additional factors that could cause actual results to vary materially from those set forth in the forward looking statements are included in our Annual Report on Form 10-K under the heading "Risk Factors."

The forward looking statements contained in this press release are based on management's best estimates as of the date of this release. We do not undertake any obligation to update any forward looking statements to reflect circumstances or events that occur after the date the forward looking statements are made.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    TRENDWEST RESORTS, INC.



                                    By:      /S/ Timothy P. O'Neil
                                             -----------------------------------
                                             Timothy P. O'Neil
                                             Chief Financial Officer


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